EXHIBIT 99.1
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Contacts

EPICEPT CORPORATION                               FOR INVESTORS:
Robert W. Cook                                    LIPPERT/HEILSHORN & ASSOCIATES
(914) 606-3500                                    Kim Sutton Golodetz
rcook@epicept.com                                 (212) 838-3777
                                                  kgolodetz@lhai.com, or
FOR MEDIA:                                        Bruce Voss
FEINSTEIN KEAN HEALTHCARE                         (310) 691-7100
Greg Kelley                                       bvoss@lhai.com
(617) 577-8110
gregory.kelley@fkhealth.com


   EPICEPT CORPORATION ANNOUNCES COMPLIANCE WITH NASDAQ LISTING QUALIFICATION
                               PANEL REQUIREMENTS

TARRYTOWN, N.Y., April 10, 2007 -- EpiCept Corporation (Nasdaq and OMX
Stockholm: EPCT) announced today that it received a letter from The Nasdaq Stock Market indicating that the Company is now compliant with the terms of the Nasdaq Listing Qualifications Panel's decision dated January 26, 2007, and therefore the Panel determined to continue the listing of the Company's securities on The Nasdaq Capital Market.

In its earlier decision, the Panel conditioned continued listing on the Company meeting the following requirements: (1) on or before April 11, 2007, the Company shall publicly announce and inform the Panel that the Private Placement and SEDA have been approved by its shareholders, and (2) on or before April 25, 2007, the Nasdaq staff shall have approved the Company's application for new listing, the Company will have paid all applicable listing fees and evidenced compliance with all requirements for continued listing on The Nasdaq Capital Market. The letter indicated that the Company met both conditions within the required time period, and therefore the Panel determined to continue the listing of the Company's securities on The Nasdaq Capital Market.

The Company also noted that in its Annual Report on Form 10-K for the year ended December 31, 2006 filed on April 2, 2007, the Company's independent registered public accounting firm's report expressed an unqualified opinion on the December 31, 2006 consolidated financial statements and included explanatory paragraphs regarding the Company's ability to continue as a going concern.

ABOUT EPICEPT CORPORATION

EpiCept is focused on unmet needs in the treatment of pain and cancer. EpiCept has a staged portfolio of pharmaceutical product candidates with several pain therapies in late-stage clinical trials, and a lead oncology compound (for acute

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myeloid leukemia, or AML) with demonstrated efficacy in a Phase III trial; a marketing authorization application for this compound has been submitted in Europe. EpiCept is based in Tarrytown, N.Y., and its research and development team in San Diego is pursuing a drug discovery program focused on novel approaches to apoptosis.


FORWARD-LOOKING STATEMENTS

This news release and any oral statements made with respect to the information contained in this news release contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements include statements which express plans, anticipation, intent, contingency, goals, targets, future development and are otherwise not statements of historical fact. These statements are based on EpiCept's current expectations and are subject to risks and uncertainties that could cause actual results or developments to be materially different from historical results or from any future results expressed or implied by such forward-looking statements. Factors that may cause actual results or developments to differ materially include: the risk that Ceplene will not receive regulatory approval or marketing authorization in the EU, the risk that our other product candidates that appeared promising in early research and clinical trials do not demonstrate safety and/or efficacy in larger-scale or later stage clinical trials, the risk that EpiCept will not obtain approval to market any of its product candidates, the risks associated with reliance on additional outside financing to meet its capital requirements, the risks associated with reliance on collaborative partners and others for further clinical trials, development, manufacturing and commercialization of our product candidates; the cost, delays and uncertainties associated with our scientific research, product development, clinical trials and regulatory approval process; our history of operating losses since our inception; competition; litigation; risks associated with our ability to maintain our listing on The Nasdaq Capital Market; risks associated with our ability to have our common stock readmitted to trading on The Nasdaq Global Market; risks associated with the material weaknesses in our internal controls and the outcome of our SOX 404 audit; and risks associated with our ability to protect our intellectual property. These factors and other material risks are more fully discussed in EpiCept's periodic reports, including its reports on Forms 8-K, 10-Q and 10-K and other filings with the U.S. Securities and Exchange Commission. You are urged to carefully review and consider the disclosures found in EpiCept's filings which are available at www.sec.gov or at www.epicept.com. You are cautioned not to place undue reliance on any forward-looking statements, any of which could turn out to be wrong due to inaccurate assumptions, unknown risks or uncertainties or other risk factors.

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